SCHEDULE 14A

(Rule 14a-101)

Information Required in Proxy Statement

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

Hess Corporation

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement if other than the Registrant)

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April 23, 2015

Dear Hess Stockholder:

We recently mailed to you the proxy statement, annual report and proxy card for the Hess Corporation 2015 annual meeting of stockholders which is scheduled to be held on May 6, 2015. As of the date of this letter your shares remain unvoted. We urge you to vote your Hess shares today using the enclosed proxy card.

The Hess board of directors recommends that you vote “FOR” the election of directors nominated and Proposals 2 through 4 and “AGAINST” Proposals 5 and 6.

Please Vote Your Hess Shares Today!

Regardless of the number of shares you own your vote is very important. We encourage all shareholders to have their voices heard.

There are three ways to vote your shares of Hess – each only taking a few moments:

•	By Telephone – Shareholders in the United States can submit their vote by calling the toll-free number indicated on the enclosed vote instruction form; please have your control number available when calling;

•	By Internet – Shareholders can submit their vote via Internet at www.proxyvote.com; please have the control number located on the enclosed vote instruction form available; or

•	By Mail – Shareholders can vote by mail by signing, dating and returning the enclosed vote instruction form in the postage-paid envelope provided.

If you need assistance in voting your shares or have questions regarding the annual meeting, please contact Hess’ proxy solicitor, MacKenzie Partners, Inc., at (800) 322-2885 (toll-free) or (212) 929-5500 (collect), or email at proxy@mackenziepartners.com.

We thank you for your continued support of Hess.

Sincerely,

Hess Corporation

If you have questions or need assistance in voting your shares, please contact:

105 Madison Avenue

New York, New York 10016

(212) 929-5500 (Call Collect)

or

Call Toll-Free (800) 322-2885

Email: proxy@mackenziepartners.com